Exhibit 99.1

Eastside Distilling, Inc. Announces Postponement of Special Meeting of Stockholders

PORTLAND, Oregon, February, 7, 2022 /PRNewswire/ — Eastside Distilling, Inc. (NASDAQ: EAST) (“Eastside” or the “Company”), a consumer-focused beverage company that builds craft inspired experiential brands and high-quality artisan products around premium spirits and ready-to-drink “RTD” craft cocktails, announced that it postponed the Special Meeting of Stockholders scheduled to be held on February 8, 2022 (the “Special Meeting”) due to its receipt of insufficient proxies and a probable lack of the required quorum. A quorum consists of a majority of the shares entitled to vote. The Special Meeting has been postponed until Friday, March 4, 2022 at 2:00 p.m. Pacific Time to allow additional time for the Company’s stockholders to vote on the proposals set forth in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission (the “SEC”) on November 26, 2021.

The purpose of the special meeting is to approve the terms and issuance of common stock purchase warrants to purchase up to 900,000 shares of the Company’s common stock at an exercise price equal to $3.00 per share.

During the current postponement, the Company continues to solicit votes from its stockholders with respect to the proposals set forth in the Company’s proxy statement.

The special meeting will be a virtual meeting to be held over the Internet. You will be able to attend the virtual special meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting https://www.virtualshareholdermeeting.com/EAST2021SM and following the instructions on the website to enter the 16-digit control number printed on your proxy card or notice of internet availability of proxy materials.

The proxy statement, filed and made available to stockholders on November 26, 2021, is available at www.proxyvote.com.

The Company encourages all stockholders of record on November 26, 2021 who have not yet voted, to do so by March 3, 2022 at 11:59 p.m. (Eastern Time). Stockholders who have any questions or require any assistance with completing a proxy or voting instruction form or who do not have the required materials, may contact Amy Brassard, using the following contact information: Telephone: 1-503-542-7420 Email: abrassard@eastsidedistilling.com.

About Eastside Distilling

Eastside Distilling, Inc. (NASDAQ: EAST) has been producing high-quality, award-winning craft spirits in Portland, Oregon, since 2008. The Company is distinguished by its highly decorated product lineup that includes Azuñia Tequilas®, Burnside Whiskeys®, Hue-Hue Coffee Rum®, and Portland Potato Vodkas®. All Eastside spirits are crafted from natural ingredients for quality and taste. Eastside’s Craft Canning + Bottling subsidiary is one of the Northwest’s leading independent ready-to-drink canners.

Important Cautions Regarding Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements that reflect our expectations or anticipations rather than historical fact. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions; general competitive factors; the impact of COVID-19 and related business disruption, the Company’s ongoing financing requirements and ability to achieve financing, acceptance of the Company’s products in the market; the Company’s success in obtaining new customers; the Company’s success in product development; the Company’s ability to execute its business model and strategic plans; the Company’s success in integrating acquired entities and assets, and other risks and related information described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). A detailed discussion of the most significant risks can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10-K. The Company assumes no obligation to update the cautionary information in this press release.